Exhibit 99.1

SPAR Group, Inc. Receives Nasdaq Notice of Late Filing of its Form 10-K

April 28, 2025

AUBURN HILLS, Mich., April 28, 2025 (GLOBE NEWSWIRE) -- SPAR Group, Inc. (NASDAQ: SGRP) (“SGRP”, “SPAR Group” or the “Company”), a provider of merchandising, marketing and distribution services announced today that it received a notification letter (the “Notice”) from Nasdaq on April 23, 2025, because it did not timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Report”) within the 15-calendar day extension period provided by the Form 12b-25 filing.

The Notice received from Nasdaq has no immediate effect on the listing or trading of the Company’s shares. Nasdaq has provided the Company 60 calendar days to submit a plan to regain compliance. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company an exception until October 13, 2025 to regain compliance with the Nasdaq Listing Rules.

The Company continues to work diligently to complete its Fiscal Year 2024 10-K, with subsequent periodic filings made on-time, after which the Company anticipates maintaining compliance with its SEC reporting obligations.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notice.

Forward Looking Statements

This Press Release (this “Press Release”) contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, the Company. There also are “forward-looking statements” contained in SGRP's definitive Proxy Statement respecting its 2025 Annual Meeting of Stockholders (the “Proxy Statement”), which SGRP expects to file on or about April 30, 2025, with the Securities and Exchange Commission (the “SEC”), and SGRP's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and statements as and when filed with the SEC.

Readers can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Words such as “may,” “will,” “expect,” “intend,” “believe,” “estimate,” “anticipate,” “continue,” “plan,” “project,” or the negative of these terms or other similar expressions also identify forward-looking statements. Forward-looking statements made by the Company in this Press Release may include (without limitation) statements regarding: risks, uncertainties, cautions, circumstances and other factors (“Risks”). Those Risks include (without limitation): the impact of the news of the proposed acquisition of the Corporation by Highwire (the “Proposed Acquisition”) or developments in it, and the uncertainty of the closing of the Proposed Acquisition within the anticipated time period, or at all, due to any reason, including any failure to satisfy the conditions to the consummation of the Proposed Acquisition or to complete any necessary financing arrangements.

You should carefully review and consider the Company's forward-looking statements (including all risk factors and other cautions and uncertainties) and other information made, contained or noted in or incorporated by reference into this Press Release, but you should not place undue reliance on any of them. The results, actions, levels of activity, performance, achievements or condition of the Company (including its subsidiaries, assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, legal costs, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition) and other events and circumstances planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, “Expectations”), and our forward-looking statements (including all Risks) and other information reflect the Company's current views about future events and circumstances. Although the Company believes those Expectations and views are reasonable, the results, actions, levels of activity, performance, achievements or condition of the Company or other events and circumstances may differ materially from our Expectations and views, and they cannot be assured or guaranteed by the Company, since they are subject to Risks and other assumptions, changes in circumstances and unpredictable events (many of which are beyond the Company's control). In addition, new Risks arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its Expectations will be achieved in whole or in part, that it has identified all potential Risks, or that it can successfully avoid or mitigate such Risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in the Company's Common Stock.

These forward-looking statements reflect the Company's Expectations, views, Risks and assumptions only as of the date of this Press Release and the Company does not intend, assume any obligation, or promise to publicly update or revise any forward-looking statements (including any Risks or Expectations) or other information (in whole or in part), whether as a result of new information, new or worsening Risks or uncertainties, changed circumstances, future events, recognition, or otherwise.

About SPAR Group, Inc.

SPAR Group is a leading merchandising and marketing services company, providing a broad range of services to retailers, manufacturers, and distributors. With more than 50 years of experience, the company distinguishes itself from the competition by offering flexible, scalable and innovative solutions to some of the world’s leading brands and retailers. For more information, please visit the SPAR Group’s website at http://www.sparinc.com.

Investor Relations Contact:

Three Part Advisors, LLC

Sandy Martin

smartin@threepa.com

214-616-2207

Source: SPAR Group, Inc.